NON-EXCLUSIVE LICENSE AGREEMENT

     This License Agreement ("Agreement") is made and entered into on this ___day of November by and between Norman J. Jester, III ("Licensor") and SwiftyNet,com, Inc. ("Licensee").

                                    PREAMBLE

     WHEREAS, Licensor is an individual with offices at 9340 Hazard Way, Suite B-3, San Diego, California 92123: and

     WHEREAS, Licensee is a Florida corporation in good standing with offices at 201 East Kennedy Blvd., Suite 210, Tampa, Florida 33602; and

     WHEREAS, Licensor is the owner of or has the right to license certain valuable software which, among other things, performs the function of a sophisticated search engine, more particularly described as keyword biddable search engine ("the Licensed Software"); and

     WHEREAS, Licensor has experience in the operation of the Licensed Software and;

     WHEREAS, Licensor desires to license the Licensed Software to Licenses to Licensee and Licensee desires to license the Licensed Software from Licenser.

     NOW THEREFORE, in consideration of the foregoing, of the mutual agreements and promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is acknowledge Licensor and Licensee, intending to be legally bound, agree as follows:

     1. License: Subject to the terms and conditions contained in the Agreement, upon execution of this Agreement Licensor does hereby grant to Licensee, and Licensee hereby accepts the non-exclusive license for the use of the Licensed Software within the territory provided for in paragraph 2 hereof.

     2. Territory: The territory is world wide.

     3. Use of Software: The Licensed Software shall be used by Licensee in connection with Licensee's present business and any related business which Licensee shall hereinafter commence.

     4. Term: The term of this Agreement shall be ten (10) years commencing on December 1, 2000 and ending on November 30, 2010. Thereafter, this Agreement shall be automatically renewed from year to year unless Licensee gives notice in writing of its intent not to renew the license for an additional term and such notice is given not less than 120 days prior to the end of the term of this Agreement.

     5. Maintenance of Licensed Software: Licensee shall not make any permanent changes, additions, modifications or alterations (collectively "changes") to the Licensed Software without the prior written consent of Licensor. Any changes made by Licensee shall become the property of Licensor and following the termination of this License Licensee shall have no further right to use such changes. For a period of six (6) months following execution of this Agreement Licensor shall render maintenance and support services to Licensee in connection with implementation and use of the Licensed Software.

     6. Consideration: In consideration for the grant of this non-exclusive license, Licensee shall forthwith issue one million, four hundred and thirty thousand (1,430,000) of its common shares as directed by Licensor. Licensor acknowledges that such shares has not been registered and are restricted from any transfer by Licensor except pursuant to an applicable exemption or effective registration statement. Licensee agrees that Licensor shall have "piggy back rights" allowing the aforesaid shares, or any part thereof as determined by Licensor, to be included in any registration statement which Licenses files following the date of execution of this Agreement or which has not yet become effective as of the date of execution of this Agreement.

     7. Licenser's Warranties: Licensor warrants that it has the right to enter into this Agreement and to license the Licensed Software to License as provided herein.

     8. Licensee's Warranties: Licensee warrants that it is lawfully able to the shares referred to in paragraph 6 hereof and that other than the lack of registration there are no liens, restrictions, or limitations upon the issuance of said shares or the shares themselves.

     9. Failure to Lawfully Issue Shares: In the event Licensee shall not be able to transfer the shares referred to in paragraph 6 to Licensor then this license shall forthwith terminate and Licensee shall have no further right to use the Licensed Software or any portion thereof.

     10. Miscellaneous Provisions: a. Enforceability: If any term or condition of this Agreement shall be found, by a court of competent jurisdiction, to be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to the extent or in such application which is held to be invalid or unenforceable shall not be affected thereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law. Notwithstanding the foregoing, in the event such term or condition held to be invalid or unenforceable shall render the purpose or intent of this Agreement to be materially impaired then this Agreement may be terminated by either party upon ten (10) days written notice to the other party.

     b. Notice: All notice or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be made by; (i) certified mail, return receipt requested; (ii) Federal Express, Express Mail, or similar overnight delivery or courier service; or (iii) delivery (in person or by facsimile or similar telecommunication transmission) to the party to whom it is to be given, to the address appearing elsewhere in this Agreement or to such other address as any party hereto may have designated by written notice forwarded to the other party in accordance with the provisions of this Section. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section shall be deemed given at the time of receipt thereof.

     c. Application of Florida Law: This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue shall be deemed located in Hillsborough, Florida.

     d. Counterparts: This Agreement may be executed by any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     e. Binding Effect: Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, devisees, heirs, successors, transferees and assigns of the respective parties hereto.

     f. Jurisdiction: The parties agree that, irrespective of any wording that might be construed to be in conflict with this paragraph, this Agreement is one for performance in Florida. The parties to this Agreement agree that they waive any objection, constitutional, statutory otherwise, to a Florida court's taking jurisdiction of any dispute between them. By entering into this Agreement, the parties, and each of them understand that they might be called upon to answer a claim asserted in a Florida court.

     g. Waiver: No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall be waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     h. Entire Agreement This Agreement constitutes the entire Agreement between the parties pertaining to its subject matter, and it supersedes all prior contemporaneous agreement, representations, and understandings of the parties. No supplement, modifications, or amendment of this Agreement shall be binding unless executed in writing by all parties.

     i. Authority and Binding Effect: Each of the undersigned do hereby warrant and represent that they have been duly authorized to enter to this Agreement on behalf of their respective companies.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first stated above.

SwiftyNet.com.,Inc.                             Licensor

By:/s/Rachel Steele                             By: /s/Norman J. Jester, III

____________________                            ______________________________
Rachel Steele                                   Norman J. Jester, III
President